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                                                                      EXHIBIT 21

                              SUBSIDIARIES OF THE REGISTRANT



                                         STATE OF ORGANIZATION                DATE OF
NAME OF SUBSIDIARY                         AND TYPE OF ENTITY               ORGANIZATION
------------------                       ----------------------             ------------

HCRI Pennsylvania Properties, Inc.       Pennsylvania corporation         November 1, 1993
HCRI Overlook Green, Inc.                Pennsylvania corporation         July 9, 1996
HCRI Texas Properties, Inc.              Texas corporation                December 27, 1996
HCRI Texas Properties, Ltd.              Texas limited partnership        December 30, 1996
Health Care REIT International, Inc.     Delaware corporation             February 11, 1998
HCN Atlantic GP, Inc.                    Delaware corporation             February 20, 1998
HCN Atlantic LP, Inc.                    Delaware corporation             February 20, 1998
HCRI Nevada Properties, Inc.             Nevada corporation               March 27, 1998
HCRI Southern Investments I, Inc.        Delaware corporation             June 11, 1998
HCRI Louisiana Properties, L.P.          Delaware limited partnership     June 11, 1998
HCN BCC Holdings, Inc.                   Delaware corporation             September 25, 1998
HCRI Tennessee Properties, Inc.          Delaware corporation             September 25, 1998
HCRI Limited Holdings, Inc.              Delaware corporation             September 25, 1998
Pennsylvania BCC Properties, Inc.        Pennsylvania corporation         September 25, 1998
HCRI Tennessee Properties, L.P.          Tennessee limited partnership    October 26, 1998





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